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                                                                    Exhibit 1.1

                                  5,000,000 Shares


                             COMMONWEALTH INDUSTRIES, INC.

                             Common Stock, $0.01 par value




                                 UNDERWRITING AGREEMENT






          __________, 19__

                                                         _____________, 19__



     Morgan Stanley & Co. Incorporated
     Merrill Lynch, Pierce, Fenner & Smith Incorporated
     c/o    Morgan Stanley & Co. Incorporated
            1585 Broadway
            New York, New York 10036

     Dear Sirs and Mesdames:

     Commonwealth Industries Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "Underwriters"), an aggregate of 5,000,000 shares of the common stock, $0.01 par value, of the Company (the "Firm Shares").

     The Company also proposes to issue and sell to the several Underwriters not more than an additional 750,000 shares of its common stock, $0.01 par value (the "Additional Shares"), if and to the extent that you, as managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 2 hereof. The terms "Firm Shares" and "Additional Shares" shall in be deemed each case to include the rights to purchase Participating Preferred Stock. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." The shares of common stock, $0.01 par value, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock."

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-32541), including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement"; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "Prospectus" (including, in the case of all references to the Registration Statement or the Prospectus, unless the context requires otherwise, documents incorporated by reference therein). If the Company has filed an abbreviated

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registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

     1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

          (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

        (b)(i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the applicable rules and regulations of the Commission thereunder,(ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading,(iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 1(b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information furnished to the Company in writing by any Underwriter expressly for use therein.

          (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the state of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus, except where the failure to have such power would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct

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     of its business or its ownership or leasing of property
     requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (d) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned by the Company, free and clear of all liens, encumbrances, equities or claims other than the pledge to National Westminster Bank Plc, as administrative agent ("NatWest"), under the Commonwealth Amended and Restated Pledge and Security Agreement dated as of November 29, 1996 (the "Pledge Agreement").

          (e) This Agreement has been duly authorized, executed and delivered by the Company.

          (f) The authorized capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization".

          (g) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and validly issued, and are fully paid and non-assessable.

          (h) The Shares have been duly authorized and, when issued and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and such Shares will not be subject to any preemptive rights of any stockholder of the Company in connection with the transactions contemplated by this Agreement.

          (i) Neither the Company nor any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any other agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, in each case, except for

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     such defaults that would not have a material adverse effect on the
     Company and its subsidiaries, taken as a whole; the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not (i) violate the certificate of incorporation or by-laws of the Company or any of its subsidiaries,
     (ii) result in a default under or breach of or result in the creation or imposition of any lien or encumbrance on the assets or liabilities of the Company or any of its subsidiaries under any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, (iii) violate any law applicable to the Company or its subsidiaries, or (iv) violate any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except in each case, for such violations that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the Securities Act or the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

          (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

          (k) The Company and its subsidiaries each owns, possesses or has obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other material authorizations necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations, except for any revocation or modification that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (l) Except as described in the Registration Statement or the Prospectus, there are no legal or governmental proceedings pending or, to the actual knowledge of the Company, threatened to which the Company or any subsidiary is a party or to which any of the properties of the

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     Company or any subsidiary is subject, which, if adversely decided, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform any of its obligations under this Agreement.

          (m) The unaudited pro forma condensed consolidated statement of operations and the related notes thereto set forth in the Registration Statement and the Prospectus with respect to the Company has been prepared in accordance with the applicable requirements of Rule 11-02 of Regulation S-X promulgated under the Exchange Act, have been compiled on the pro forma basis described therein and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are based upon good faith estimates and assumptions believed by the Company to be reasonable.

          (n) Each preliminary prospectus filed as part of the registration statement on Form S-3 as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 or Rule 462 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

          (o) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds therefrom as described in the Prospectus, will not be an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          (p) Except as disclosed in the Registration Statement or the Prospectus or except as would not reasonably be expected to individually or in the aggregate have a material adverse effect on the financial condition, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, (i) the Company and its subsidiaries are each in compliance with all applicable Environmental Laws, (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company, threatened Environmental Claims against the Company or any of its subsidiaries, and (iv) there are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans required to be disclosed in the Registration Statement or the Prospectus which could reasonably be expected to materially interfere with or prevent compliance by the Company or any of its subsidiaries with any Environmental Law, or which could
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     reasonably be expected to give rise to any liability under any
     Environmental Law, or which could reasonably be expected to form the basis of any Environmental Claim, based on or primarily related to the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport, shipping or handling, or the arrangement for treatment or disposal or the emission, discharge, release or threatened release into the environment, of any Hazardous Substance.

          For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means any applicable United States federal, state, local or municipal statute, law, rule, regulation, ordinance, code or enforceable policy and any judicial or administrative interpretation thereof including any judicial or administrative order, consent decree or judgment, relating to (i) the environment or (ii) any Hazardous Substance; "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law; and "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, and any substance containing any such substance as a component, including, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead or polychlorinated biphenyl to the extent any such substance is presently so listed, defined, designated or classified, or otherwise regulated under any Environmental Law.

     (q) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

     2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $______ a share (the "Purchase Price").

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     On the basis of the representations and warranties contained in this
Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to 750,000 Additional Shares at the Purchase Price. If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor earlier than three business days or later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

     The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder,
(B) the issuance by the Company of options under its benefit plans existing on the date hereof or (C) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing.

     3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $___ a share (the "Public Offering Price") and to certain dealers selected by you at a price that

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represents a concession not in excess of $____ a share under the Public
Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $___ a share, to any Underwriter or to certain other dealers.

     4. Payment and Delivery. Payment for the Firm Shares shall be made by wire transfer of Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on ____________, 19__, or at such other time on the same or such other date, not later than _________, 19__, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date."

     Payment for any Additional Shares shall be made to the Company by wire transfer of Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004 at 10:00 a.m., New York City time, on the date specified in the notice described in Section 2 or at such other time on the same or on such other date, in any event not later than _______, 19__, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Option Closing Date."

     Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

     5. Conditions to the Underwriters' Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective on the date hereof.

     The several obligations of the Underwriters are subject to the following further conditions:

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     (a)    Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

          (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

          (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

     (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions in all material respects on its part to be performed or satisfied hereunder on or before the Closing Date.

          The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

          (c) The Underwriters shall have received on the Closing Date an opinion of Sullivan & Cromwell, counsel for the Company, dated the Closing Date, to the effect that:

              (i) Each of the Company, Commonwealth Aluminum Corporation, CI Holdings, Inc., Commonwealth Aluminum Sales Corporation and
         Alflex Corporation has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware;

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              (ii)   Each of Commonwealth Aluminum Corporation and Alflex
         Corporation has the corporate power and authority under the laws of the State of Delaware to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus;

              (iii) Commonwealth Aluminum Corporation is duly qualified to transact business as a foreign corporation and is in good standing in the Commonwealth of Kentucky;

              (iv) Commonwealth Aluminum Sales Corporation is duly qualified to transact business as a foreign corporation and is in good standing in the Commonwealth of Kentucky and the States of Illinois and California;

              (v) the authorized capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization";

              (vi) the shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable;

              (vii) all of the issued shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, free and clear of all liens, encumbrances, equities or claims other than the pledge to NatWest under the Pledge Agreement;

              (viii) the Shares have been duly authorized and, when issued and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and such Shares will not be issued in violation of the preemptive rights of any stockholder of the Company;

              (ix) this Agreement has been duly authorized, executed and delivered by the Company;

              (x) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not (i) violate the certificate of incorporation or by-laws of the Company, (ii) result in a default under or breach of or result in the creation or imposition of any lien or encumbrance

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         upon any property or assets of the Company under the agreements listed in Part IV, Item 14(c), Exhibit Numbers 3.3 and 10.1 through
         10.7 of the Company's Annual Report on Form 10-K for the year ended December 31, 1996, (iii) violate any judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over the Company or any of its properties, known to such counsel, or (iv) violate any Federal law of the United States or law of the State of New York applicable to the Company or the Delaware General Corporation Law; provided, however, that for the purposes of this paragraph (x), such counsel need express no opinion with respect to Federal or state securities laws or other antifraud laws; provided, further, that insofar as performance by the Company of its obligations under this Agreement is concerned, such counsel need express no opinion as to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights;

              (xi) the Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company", within the meaning of the Investment Company Act of 1940, as amended;

     Such counsel shall also furnish you with a letter to the effect that:
as counsel to the Company, they reviewed the Registration Statement and the Prospectus, participated in discussions with representatives of the Underwriters and of the Company and its accountants and advised the Company as to the requirements of the Securities Act and the applicable rules and regulations thereunder; between the effectiveness of the Registration Statement and the Closing Time, such counsel participated in further discussions with representatives of the Underwriters and of the Company and its accountants, in which the contents of certain portions of the Prospectus and related matters were discussed, and reviewed certain documents filed by the Company with the Commission, certificates of certain officers of the Company and a letter from the Company's independent accountants; on the basis of the information that such counsel gained in the course of the performance of the services referred to above, considered in the light of such counsel's understanding of the applicable law (including the requirements of Form S-3 and the character of the prospectus contemplated thereby) and the experience such counsel have gained through their practice under the Securities Act, they confirm to you that, in such counsel's opinion, the Registration Statement and the Prospectus, as of the effective date of the Registration Statement, appeared on their face to be appropriately responsive

                                    11
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in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; further, nothing that came to such counsel's attention in the course of such review has caused such counsel to believe that the Registration Statement or the Prospectus, as of such effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; also, nothing that has come to such counsel's attention in the course of the procedures described in the second clause of this paragraph has caused such counsel to believe that the Prospectus, as of the Closing Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; in addition, such counsel do not know of any litigation or any governmental proceeding instituted or threatened against the Company that would be required to be disclosed in the Prospectus and is not so disclosed; also, such counsel do not know of any documents that are required to be filed as exhibits to the Registration Statement and are not so filed or of any documents that are required to be summarized in the Prospectus and are not so summarized; such counsel shall state that the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus except for those made under the captions "Description of Capital Stock" and "Underwriters" in the Prospectus insofar as they relate to provisions of documents therein described; also, such counsel need express no opinion or belief as to the financial statements or other financial or statistical data contained in the Registration Statement or the Prospectus.

          (d) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 5(c)(viii), 5(c)(ix), and the final paragraph of Section 5(c) above.

          With respect to the final paragraph of Section 5(c) above, Davis Polk & Wardwell may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (other than the documents incorporated by reference) and review and discussion of the contents thereof (including the documents incorporated therein by reference), but are without independent check or verification, except as specified.

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          (e)    The Underwriters shall have received, on each of the date
     hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from (i) Coopers & Lybrand LLP, independent accountants for the Company, and (ii) Ernst & Young LLP, independent accountants for CasTech Aluminum Group Inc. as of the date of their opinion with respect to the financial statements of CasTech Aluminum Group Inc. for the fiscal year ended March 31, 1996, each containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

          (f) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and certain executive officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

     The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares as shall be reasonably requested by the Underwriters.

     6. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

          (a) To furnish to you, without charge, a conformed copy of the Registration Statement (including exhibits thereto and documents incorporated therein by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated therein by reference) and to furnish to you in New York City, without charge, on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Exchange Act that are deemed to be incorporated by reference in the Prospectus.

          (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

          (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

          (d) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending September 30, 1998, that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

          (e) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including:(i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in such quantities as may be reasonably requested by the Underwriters, (ii)all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable upon the transfer to the Underwriters,(iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Shares under state securities laws, including the reasonable fees and disbursements of counsel for the Underwriters in connection with the Blue Sky memorandum,(iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v)all costs and expenses incident to listing the Shares on the Nasdaq National
     Market,(vi) the cost of printing certificates representing the Shares,(vii) the costs and charges of any transfer agent, registrar or depositary,(viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 entitled "Indemnity and Contribution", and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them, travel and lodging expenses of the representatives of the Underwriters and any advertising expenses connected with any offers they may make.

     7. Indemnity and Contribution.(a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by any Underwriter expressly for use therein provided, however, the foregoing indemnity with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such losses, claims, damages and liabilities purchased any of the Shares that are the subject thereof if such person was not sent or given a copy of the Prospectus (or the Prospectus as amended or supplemented), at or prior to the written confirmation of the sale of such Shares to such person and the untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented).

     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

     (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     (f)    The indemnity and contribution provisions contained in this
Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement,(ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

     8. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc.,(ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market,(iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 8(a)(i) through 8(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

     9. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

     10. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     11. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

     12. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                         Very truly yours,

                                         Commonwealth Industries, Inc.



                                         By:___________________________________
                                             Name:
                                             Title:



     Accepted as of the date hereof

     Morgan Stanley & Co. Incorporated
     Merrill Lynch, Pierce, Fenner & Smith
                   Incorporated

     Acting severally on behalf of themselves and the several Underwriters named in
     Schedule I hereto.

     By: Morgan Stanley & Co. Incorporated



     By:___________________________________
                 Name:
                 Title:

                                                                      SCHEDULE I



                                                           Number of Firm Shares
               Underwriter                                     To Be Purchased
--------------------------------------------               ---------------------


     Morgan Stanley & Co. Incorporated

     Merrill Lynch, Pierce, Fenner & Smith
       Incorporated








                                                           ---------------------
          Total: ......................................
                                                           ---------------------
                                                           ---------------------

                                                                       EXHIBIT A


                                    [FORM OF LOCK-UP LETTER]


                                                 ____________, 199_

     Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, NY 10036

     Dear Sirs and Mesdames:

             The undersigned understands that Morgan Stanley & Co. Incorporated ("Morgan Stanley") proposes to enter into an Underwriting Agreement (the "Underwriting Agreement") with Commonwealth Industries, Inc., a Delaware corporation (the "Company"), providing for the public offering (the "Public Offering") by the several Underwriters, including Morgan Stanley (the "Underwriters"), of 5,000,000 shares (the "Shares") of the Common Stock, $0.01 par value of the Company (the "Common Stock").

             To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the "Prospectus"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the exercise of options or warrants or the conversion of a security outstanding on the date hereof; provided that any Common Stock issued in connection therewith is subject to the foregoing.

             The prior written consents of Morgan Stanley described in this letter shall not be required unless and until the Underwriting Agreement has been executed by Morgan Stanley and the Company.


                                             Very truly yours,

                                             ----------------------------------
                                             (Name)

                                             ----------------------------------
                                             (Address)


                                           2